ASSET TRANSFER AGREEMENT


     THIS AGREEMENT (the "Agreement") is made and entered into this First day of July, 1998 by and between Photomatrix, Inc. ("Purchaser"), a California corporation, and MGM TechRep, Inc. ("Seller"), a California corporation.

                               B A C K G R O U N D

     A. Seller wishes to divest itself of certain assets and its manufacturer's rep business ("Business").

     B. Purchaser wishes to acquire from Seller the Business and certain assets from Seller.

                                A G R E E M E N T

     In consideration of the premises and the mutual covenants contained herein the parties hereto agree as follows:

                                   SECTION 1.

                           PURCHASE AND SALE OF ASSETS

         1.1 Sale of Assets. For the consideration hereinafter specified, and subject to the provisions herein set forth, at the Closing (as defined in Section 1.4 hereof), Seller shall sell, assign, convey, transfer, and deliver to Purchaser, and the Purchaser shall purchase, accept, and acquire from Seller:

                  (a) the furniture, fixtures and office equipment, and other tangible personal property listed on Schedule 1.1(a), in AS-IS WHERE-IS CONDITION (the "Equipment");

                  (b) the existing principal contracts listed on Schedule 1.1(b) including all outstanding quotes and pending orders pursuant thereto and upon which commissions shall become payable (the "Contracts");

                  (c) the name "MGM TechRep" and all associated registrations, listings, qualifications and good will associated therewith and all proprietary information that Seller may possess regarding its principals and customers;

                  (d) the intangible property which includes the know how, design rights, plans, specifications, drawings, quotes, and trade secrets, substantially all of which Seller acquired from Purchaser and which are presently used by Seller in the conduct of the Business.

         1.2 Assumed Liabilities. At the Closing, and upon the sale and purchase of the Assets, Purchaser shall assume and agree to pay or discharge when due the liabilities, obligations, and contracts, listed on Schedule 1.2 hereof, and the performance obligations of Seller pursuant to the contracts with principals to the extent such liabilities, obligations, and performance are attributable to periods occurring after the Closing Date, (collectively, such obligations are hereinafter referred to as the "Assumed Liabilities"). Except as expressly provided in this Section 1.2, Purchaser does not and shall not assume any liabilities or obligations of Seller whether known, unknown, fixed, contingent, liquidated, unliquidated, disputed, or undisputed, and shall not be obligated for any liability, cost, or expense or required to defend any suit or claim arising out of any act, event, or transaction occurring prior to the closing date or out of any condition existing prior to the Closing Date, notwithstanding that the date on which the claim, demand, or obligation is asserted is after the Closing Date. Purchaser shall be responsible for all its actions initiated and conducted subsequent to the Closing Date and shall indemnify Seller from any such obligations, claims, costs or liabilities that arise from actions of the Purchaser subsequent to the Closing Date.

         1.3 Purchase Price, Payment. The purchase price of the Assets (the "Purchase Price"), subject to the assumption of the Assumed Liabilities, shall be pursuant to the schedule outlined in the attached Schedule 1.3.

         1.4 Closing Effective Date. The Closing for the purchase and sale contemplated by this Agreement (the "Closing") shall be July 1, 1998, (the "Closing Date" or the "Effective Date").

         1.5 Further Assurances. From time to time after the Closing, at the request of either party hereto and without further consideration therefor, each party shall execute and deliver such further instruments and take such other action as the other party may reasonably require to effectuate the transation contemplated by this Agreement.

                                    SECTION 2

                               COVENANTS OF SELLER

         2.1      Noncompetition by Seller.

                  (a) The following terms are used in this Section 2.1, with the meanings thereafter ascribed:

                          (i)  "Affiliate  of  Seller"  shall mean any person or
entity controlling, controlled by, or under common control with Seller. As used herein the term "control" as used in the preceding sentence means power by virtue of familial relationship, contract, security ownership, position, or otherwise to influence, direct, or cause the direction of the management and affairs of a person or entity.

                          (ii)  "Area"  shall  mean  a  500-mile  radius  of the
Purchaser's premises at 1958 Kellogg Ave., Carlsbad, California.

                          (iii)  "Business of the Seller"  means the business of
manufacturers' sales representative.

                          (iv)  "Competing  Business"  shall mean any  business,
person or entity which is engaged in a business substantially the same as the Business purchased by Purchaser.

                  (b) Seller covenants that, for a period of five (5) years from and after the Closing Date, it will observe the following separate and independent covenants:

                          (i) Neither Seller,  nor any Affiliate of Seller will,
without the prior written consent of Purchaser, within the Area, directly of indirectly, on behalf of Seller or in the service of others, (i) become financially interested in a Competing Business (other than as a holder of less than five percent of the outstanding voting securities or any entity whose voting securities are listed on a national securities exchange or quoted by the National Association of Securities Dealers, Inc. automated quotation system), or, (ii) engage in or be retained by any Competing Business.

                          (ii)   Seller   acknowledges   and  agrees   that  all
Confidential Information of Seller, and all physical embodiments thereof, are confidential to, and from and after the Closing Date and shall be and remain the sole and exclusive property of Purchaser. Seller agrees that Seller will not, without the prior written consent of Purchaser, (i) disclose or make available any Confidential Information of Purchaser to any person or entity (including any Affiliate of Seller), or (ii) make o cause to be made, or permit, either on behalf of Seller or on behalf of others, any use of Confidential Information of Purchaser.

                          (iii)  Seller shall not use as a trade name or conduct
Business under the names of "MGM" or "MGM TechRep".

                  (c) Seller acknowledges that Purchaser will engage in the prior Business of the Seller throughout the Area; that the within and foregoing covenants are made by Seller as an inducement to Purchaser to purchase the Assets and to protect and preserve to Purchaser its interest in the Business of the Seller including, particularly, the goodwill associated therewith; that each of the above and foregoing covenants is reasonable and that irreparable loss and injury would result should Selle breach any of the foregoing covenants.

                  (d) Each of the covenants hereinabove contained shall be deemed separate, severable, and independent covenants, and in the event any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

                  (e) In addition to all other remedies provided at law or in equity, Purchaser shall be entitled to both preliminary and permanent injunctions against Seller to prevent a breach of contemplated or threatened breach by Seller of any of the foregoing covenants; and the existence or any claim, demand, cause of action, or action of Seller against Purchaser, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of any such covenants.

         2.2 Seller's Agreement to Assist Purchaser. Seller shall furnish leads and quote packages to Purchaser that it may receive or acquire subsequent to the Closing Date that are part of or relate to the Business.


         2.3 Financial Information. Within thirty (30) days of Seller's written request, Purchaser shall furnish with true and correct copies of financial records and reports showing earnings from commissions and receipts of commission payments sufficient to substantiate the amounts due and paid to Seller per the terms of Schedule 1.3, except that Purchaser shall have no obligation to furnish such financial information after June 30, 2001.

                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         For the purpose of inducing Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser that:

         3.1 Organization, Power and Authority of the Seller. Seller is a corporation duly organized and legally existing in good standing under the laws of the State of California and has full corporate power and authority and all licenses and permits necessary to own or lease its properties and to carry on its Business as it is now being conducted.

         3.2 Ownership of the Assets. The Seller is the lawful record and beneficial owner of the Assets and has valid marketable title thereto, free and clear of all liens, pledges, and encumbrances.

         3.3 Litigation Involving the Seller. There are no actions, suits, claims, governmental investigations or arbitration proceedings (collectively "Litigation") pending or to the best of Seller's knowledge, threatened against or affecting the Assets, or the ability of Seller to perform its obligations under this Agreement. There are no outstanding orders, decrees or stipulations issued by any local, state, or federal judicial authority in any proceeding to which the Seller is or was a party r which affect the A ssets, or the ability of Seller to perform its obligations under this Agreement.

         3.4 Compliance with Laws by the Seller. To the best of Seller's knowledge, the Seller has operated the Business in compliance with all
applicable      laws,      regulations,      permits,      and     orders.

         3.5 Due Execution and Delivery; Valid and Binding Obligations; Absence of Breach. This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Seller. Neither the execution and delivery of this Agreement not the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Seller, or of any law, ordinance or regulation or any decree or order of any court of administrative or other governmental body which is either applicable to, binding upon or enforceable against the Seller;
(ii) to the best of Seller's knowledge, result in any breach of, cancellation of or default under any mortgage, contract, agreement, indenture, ot will, trust or other instrument which is either binding upon or enforceable against the Seller or the Assets; or (iii) violate any legally protected right of any individual or entity or give to any individual or entity a right or claim against the Purchaser or the Assets.

         3.6 Intangible Property. Seller will deliver to Purchaser prior to Closing all of the documents in Seller's possession evidencing the intangible property. Seller owns all of the Intangible Property. As of the Closing, Seller will have conveyed to Purchaser all of Seller's right, title, and interest in and to all of the Intangible Property necessary to conduct the Business of Purchaser as presently conducted by Seller free and clear of all liens, except
(i) claims of ownership by a licensor and any restrictions imposed by any license agreement that, if enforced, would not interfere with the conduct of the Business of Purchaser as presently conducted by Seller. Seller does not pay or know of any claim or potential claim of any royalty to anyone under or in connection with the use of any Intangible property in the Business.

         3.7 Contracts. Seller has delivered to Purchaser true and correct copies of each contact or agreement in the possession of Seller. Seller has not received notice from any principal that is has cancelled or terminated any of these agreements. No principal has prepaid Seller for any commissions yet to be earned.

         3.8 Disclosure. All statements made herein are true and correct, and the information provided and to be provided by Seller to Purchaser relating to this Agreement does not and will not contain any statement which will, at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact (which is known, or in the exercise of reasonable diligence by Seller should have been known) necessary in or order to make any statement contained herein not false or misleading in any material respect.

                                   SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         For the purpose of inducing Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Seller that:

         4.1 Organization, Power and Authority of the Purchaser. Purchaser is a corporation duly organized and legally existing in good standing under the laws of the State of California and has full corporate power and authority and all licenses and permits necessary to own or lease its properties and to carry on
its      Business      as     it     is     now     being      conducted.

         4.2 Litigation Involving the Purchaser There are not actions, suits, claims, governmental investigations or arbitration proceedings (collectively "Litigation") pending or to the best of Purchaser's knowledge, threatened against or affecting the Purchaser and its ability to complete this transaction. There are no outstanding orders, decrees or stipulations issued by any local, state, or federal judicial authority in any proceeding to which the Purchaser is or was a party which affect r Purchaser's abilit y to perform its obligations under this Agreement.

         4.3 Compliance with Laws by the Purchaser. To the best of Purchaser's knowledge, the Purchaser is in compliance with all applicable laws, regulations, permits, and orders.

         4.4 Disclosure. All statements made herein are true and correct, and the information provided and to be provided by Purchaser to Seller relating to this Agreement does not and will not contain any statement which will, at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material face (which is known, or in the exercise of reasonable diligence by Purchaser should have been known) necessary in order to make any statement contained herein not false or misleading in any material respect.

                                    SECTION 5

                        AGREEMENT BY SELLER TO INDEMNIFY

         5.1 Seller's Indemnity Obligation.

                  (a) Seller agrees that Seller will indemnify and hold Purchaser harmless in respect of the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by Purchaser (collectively the "Indemnifiable Damages of Purchaser"), (i) as a result of breach of any warranty or representation made by Seller pursuant to this Agreement or (ii) resulting from any default in the performance of any covenant or agreement made by the Seller pursuant to this Agreement. Seller shall not be required to indemnify Purchaser until the aggregate amount of Indemnifiable Damages of Purchaser exceeds $10,000.

                  (b) The  obligation  of  Seller  to  indemnify  Purchaser  for
Indemnifiable Damages of Purchaser shall be subject to the condition that Seller shall have received a written declaration of Purchaser requesting indemnification, specifying the basis on which indemnification is sought, and specifying the amount of the Indemnifiable Damages of Purchaser (an "Indemnification Claim") within six (6) months after the Closing Date. Seller shall not be liable for damages in excess of the actual damages suffered by Purchaser as a result of the act or omission for which indemnification is claimed, net of any insurance proceeds received by Seller or tax benefits realized by Seller as a result of the Indemnifiable Damages of Purchaser. Seller's maximum liability for indemnification hereunder shall not exceed the Purchase Price.

                  (c) Purchaser's sole remedy for a breach of any representation or warranty hereunder or Seller's default in the performance of any covenant or agreement hereunder shall be indemnification. For purposes of providing a means by which the Seller's obligation to indemnify the Purchaser may be satisfied, the Seller agrees that Purchaser shall have the right to set off the amount of Indemnifiable Damages of Purchaser against amounts owed to Seller.

                  (d) The Seller shall have a period of forty-five (45) days from the date it receives an Indemnification Claim to give notice of its intention to dispute each claim. If the Seller notifies the Purchaser in writing within such 45-day period of its intention to dispute such Indemnification Claim and if such dispute is not resolved within thirty (30) days after the date of such notice given by the Seller, then such dispute shall be resolved by an arbitrator mutually satisfactory to Purchaser and Seller. If Purchaser and Seller are unable to agree on a single arbitrator within thirty (30) days of the date of the first written notice suggesting an arbitrator, then the arbitrator shall be selected by the mutual agreement of two persons, one designated by Seller and one designated by Purchaser. Such arbitrator shall be appointed within sixty (60) days after the expiration of the second above mentioned thirty
(30) day period. The arbitrator shall abide by the rules of the American Arbitration Association and their decision shall be final and binding on all parties.

                                    SECTION 6

                       AGREEMENT BY PURCHASER TO INDEMNIFY

         6.1 Purchaser's Indemnity Obligation.

                  (a) Purchaser agrees that Purchaser will indemnify and hold Seller harmless in respect of the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by Seller (collectively the "Indemnifiable Damages of Seller") (i) as a result of breach of any warranty or representation made by Purchaser pursuant to this Agreement; or (ii) resulting from any default in the performance of any covenant or agreement made by the Purchaser pursuant to this Agreement. Purchaser shall not be required to indemnify Seller until the aggregate amount of Indemnifiable Damages of Seller exceeds $10,000.

                  (b) The obligation of Purchaser to indemnify Seller for Indemnifiable Damages of Seller shall be subject to the condition that Purchaser shall have received a written declaration of Seller requesting indemnification, specifying the basis on which indemnification is sought, and specifying the amount of the Indemnifiable Damages of Seller (an "Indemnification Claim") within six (6) months after the Closing Date. Purchaser shall not be liable for damages in excess of the actual damages suffered by Seller as a result of the act or omission for which indemnification is claimed, net of any insurance proceeds received by Purchaser or tax benefits realized by Purchaser as a result of the Indemnifiable Damages of Seller.

                  (c) Seller's sole remedy for a breach of any representation or warranty hereunder.

                  (d) The Purchaser shall have a period of forty-five (45) days from the date it receives and Indemnification Claim to give notice of its intention to dispute each claim. If the Purchaser notifies the Seller in writing within such 45-day period of its intention to dispute such Indemnification Claim and if such dispute is not resolved within thirty (30) days after the date of such notice given by the Purchaser, then such dispute shall be resolved by an arbitrator mutually satisfactory to Purchaser and Seller. If Purchaser and Seller are unable to agree on a single arbitrator within thirty (30) days of the date of the first written notice suggesting an arbitrator, then the arbitrator shall be selected by the mutual agreement of two persons, one designated by Seller and one designated by Purchaser. Such arbitrator shall be appointed within sixty (60) days after the expiration of the second above mentioned thirty
(30) day period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be final and finding on all parties.

                                    SECTION 7

                               GENERAL PROVISIONS

         7.1 Fees and expenses. Seller and Purchaser each shall pay the fees and expenses incurred by them in connection with the transactions contemplated by this Agreement.

         7.2 Notices. All notices, request, demands, and other communications hereunder shall be in writing and shall be delivered (i) in person or by courier, (ii) mailed by first class registered or certified mail, or (iii) delivered by facsimile transmission, as follows:

           (a) If to Seller:
               MGM  TechRep,  Inc.
               P.O.  Box 8697
               Rancho Santa Fe, CA 92067

           (b) If to Purchaser:
               Photomatrix, Inc.
               1958 Kellogg Ave.
               Carlsbad, CA 92008

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 7.2. Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or n mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

         7.3 Assignment; Binding Effect. This Agreement shall not be assignable by any of the parties hereto without the written consent of the other. This Agreement shall be binding upon the parties hereto and their respective
successors,   assigns,  and  transferees.

         7.4 Headings. The section, subsection, and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

         7.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

         7.6 Integration of Agreement. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

         7.7 Partial Invalidity. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable n provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         7.8 Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto contain the entire agreement of the parties hereto with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the Schedules and Exhibits attached hereto.

         7.9 Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be controlled by and construed under the laws of the State of California. In the event of any litigation arising out of any dispute in connection with this Agreement, the parties hereby consent to the jurisdiction of the California courts and the venue of San Diego County, California.

         7.10 Arbitration. Any dispute arising pursuant to this Agreement (but not pursuant to the Security Agreement) other than with respect to breaches of Sections 3.1 and 3.2 hereof shall be submitted for arbitration by an arbitrator mutually satisfactory to Purchaser and Seller. If Purchaser and Seller are unable to agree on a single arbitrator within thirty (30) days of the date of the first written notice suggesting an arbitrator, then the arbitrator shall be selected by the mutual agreement of two persons, one designated by Seller and one designated by Purchaser. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be final and binding on all parties.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                           PURCHASER: Photomatrix, Inc.



                                           By: _______________________________
                                               Patrick W. Moore, CEO



                                           SELLER: MGM TechRep, Inc.



                                           By: ________________________________
                                               Lee Forsythe, President

                                    Exhibits:

         1.1(a)     -                                              Equipment

         1.1(b)     -                                              Contracts

         1.2        -                                    Assumed Liabilities

         1.3        -                                         Purchase Price

                                 Exhibit 1.1(a)

                       MGM TECHREP EQUIPMENT LIST (7/1/98)




              1-      Oak executive desk and wall unit combination

              1-      Executive chair

              1-      Oak credenza

              1-      Oak bookshelf

              1-      File cabinet (Oak)

              3-      Matching chairs

              1-      Pentium computer NCC 486DX2

              1-      HP Deskjet 692C

              1-      Compudyne monitor

              1-      Axion monitor

              1-      Casio DL-220 printing calculator

              1-      Upright 5 panel file cabinet

              2-      4 drawer file cabinets

              1-      Vision 21 computer

              1-      Trade show booth

              1-      5-ft. table

                                 Exhibit 1.1(b)


                          Contracts With MGM Principals


                      I-PAC Manufacturing, Inc. (Contract Manufacturing)
                      I-PAC Express Assembly, Inc. (Contract Manufacturing) Astron (Connectors)
                      Tyee Products (Resistors & Capacitors)
                      Machrone Manufacturing Corp. (EMI-Inductors)
                      Marina Pacific (Custom & Standard cables/fiber optics) Tumbler (Power Cords)
                      Korean Circuits Company (PCB's)
                      Global Circuits (PCB's)
                      Tri-Star Engineered Products (PCB's)
                      Advanced Engineering & Molding (Plastic Injection Molding) Techcraft (Custom Sheet Metal)
                      Autec Power Systems (Power Supplies) - Pending
                      Pacific Transformer (Transformers & Transducers)
                      Alliance Semi-conductor (memory) - Pending

                       MGM COMMISSION RECEIPT CALCULATION
                       (copy of Check/Remittance attached)




Principal:_____________________      Date Received:_______________________



CHECK TOTAL     PRE-JULY 1, 1998 INVOICES    POST JULY 1,1998 INVOICES

$               $                            $
                       x  100%                       x    75
                $                            $








SUMMARY

         TOTAL RECEIVED:
         AMOUNT DUE O-MGM:

         PAID CHECK#__________________    DATE:___________________

                                  Exhibit 1.2

                               ASSUMED LIABILITIES


No liabilities incurred prior to July 1, 1998, are assumed by Purchaser except as specified here below:

              A. Liabilities for personnel employed by Seller on June 30, 1998 that Purchaser determined it would hire , effective July 1, 1998, to conduct the Business, to include:

                      1.       Unpaid but earned  wages in arrearage.
                      2.       Unpaid but earned leave benefits.
                      3.       Unpaid but earned sales commissions.
                      4. Payroll tax liabilities associated with 1-3 above.
                      5. Employment agreement obligations for the post July 1, 1998 period.

              B. The personnel covered include :

                      1.       Lee Forsythe
                      2.       Jack Chalmers
                      3.       Dean Terry
                      4.       Monica Perez

                                   Exhibit 1.3


                                 PURCHASE PRICE


The price to be paid by Purchaser to Seller for the Business shall all be allocated to Goodwill, and shall be comprised of the following:

         Purchaser shall compromise and forgive any and all sales commission advances paid out to Seller by IPAC Manufacturing, Inc. and/or IPAC Express Assembly, Inc. that remain outstanding as of June 30, 1998.

         Purchaser shall compromise and forgive any and all Accounts Payable owing by Seller to Purchaser, IPAC Manufacturing, Inc. or IPAC Express Assembly, Inc. as of June 30, 1998.

         Purchaser shall pay over to Seller an amount equal to :

         100% of commission payments Purchaser receives the principals that Seller has transferred to Purchaser [Exhibit 1.1 (b)] in this Agreement, that were earned prior to July 1, 1998;

         75% of commissions earned from the principals  specified in Exhibit 1.1
(b) for the period of July 1, 1998, through June 30, 1999;

         50% of the commissions earned from the principals  specified in Exhibit
1.1 (b) for the period of July 1, 1999, through June 30, 2000;

         35% of the commissions earned from the principals  specified in Exhibit
1.1 (b) for the period of July 1, 2000, through June 30, 2001.

         Payments due to Seller pursuant to A-C of this paragraph shall be paid monthly, prior to the 15th of the month, for amounts due through the end of the prior month.

         Purchaser shall owe no amounts to Seller for principals that it secures subsequent to July 1, 1998, that are not included on Exhibit 1.1 (b), or for customers of those principals that were not a customer of one or more of those principal accounts prior to July 1, 1998.